UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2005

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On October 27, 2005, Integral Systems, Inc. (the “Company”) entered into the Fourth Amendment to Lease (the “Fourth Amendment”) with 5000 Philadelphia Way, LLC and 5200 Philadelphia Way, LLC (collectively, the “Landlord”) for the lease of the Company’s headquarters located at 5000 Philadelphia Way and 5200 Philadelphia Way, both in Lanham, Maryland. The Fourth Amendment expands the space leased by approximately 12,000 square feet, resulting in a new, combined total of 83,974 square feet leased from the Landlord. The Fourth Amendment also provides for the Company’s lease with the Landlord to terminate 10 years from the date of delivery of the expanded premises, which delivery shall occur on or about November 1, 2005. All other material provisions of the Company’s lease with the Landlord remain the same.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description
10.1	Fourth Amendment to Lease dated as of October 27, 2005, by and among 5000 Philadelphia Way, LLC, 5200 Philadelphia Way, LLC and Integral Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Thomas L. Gough
Thomas L. Gough
President

Date: October 31, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fourth Amendment to Lease dated as of October 27, 2005, by and among 5000 Philadelphia Way, LLC, 5200 Philadelphia Way, LLC and Integral Systems, Inc.